Exhibit 99.1

Sapient Reports Second Quarter 2008 Results

Service Revenues Up 29% Year-Over-Year, 8% Sequentially

GAAP Operating Profit More Than Doubles Sequentially

Non-GAAP Operating Margin 10.4% of Service Revenues

BOSTON--(BUSINESS WIRE)--Sapient (NASDAQ: SAPE) today reported the following financial results for the second quarter ended June 30, 2008:

  Service revenues were $165.8 million, an increase of 29% from $128.6 million in the second quarter of 2007 and an 8% sequential increase from $154.2 million in the first quarter of 2008.
  GAAP income from operations was $12.2 million, or 7.3% of service revenues, an increase of $10.8 million from the $1.4 million reported in the second quarter of 2007. Sequentially, GAAP income from operations in the second quarter of 2008 more than doubled from $5.8 million in the first quarter of 2008.
  Non-GAAP income from operations (excluding stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets and expense relating to the stock-based compensation review and restatement) was $17.3 million, or 10.4% of service revenues. This compares to non-GAAP income from operations of $9.9 million, or 7.7% of service revenues, in the second quarter of 2007 and $11.4 million, or 7.4% of service revenues, in the first quarter of 2008.
  GAAP diluted net income per share was $0.09, compared to $0.01 in the second quarter of 2007.
  Non-GAAP diluted net income per share was $0.13, compared to $0.07 in the second quarter of 2007.

“Our excellent results this quarter continue to demonstrate the unique position we hold in the market and our compelling value proposition for clients,” said Sapient President and Chief Executive Officer Alan J. Herrick. “We continue to see a rich set of opportunities in the markets we serve, led by strong growth in both our Interactive and Trading and Risk Management practices.”

The Company generated cash from operations of $22.0 million in the second quarter of 2008, compared to $5.8 million of cash in the second quarter of 2007. Days sales outstanding was 63 days for the second quarter of 2008, unchanged from the first quarter of 2008 and down from 80 days in the second quarter of 2007. During the second quarter of 2008, the Company repurchased 1.1 million shares of its common stock for $7.9 million.

Derivatives Consulting Group Acquisition

Sapient also announced today, in a separate press release, that it acquired London-based Derivatives Consulting Group Limited, a leading provider of derivatives consulting and process outsourcing services to investment banks, hedge funds, asset managers and commercial banking clients.

Outlook

Sapient management provided the following guidance:

For the third quarter ending September 30, 2008, including the expected effect of the Derivatives Consulting Group acquisition:

  Service revenues are expected to be $177 million or higher, including approximately $7 million of Derivatives Consulting Group-related revenue.
  Non-GAAP operating margin is expected to be 10.5% or higher.

Webcast and Conference Call

Sapient will host a discussion of its second quarter results at 4:30 p.m. (EDT) today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.:	(888) 679-8018
International:	(617) 213-4845
Passcode:	73130585

Please use the following link to pre-register for the conference call:

www.theconferencingservice.com/prereg/key.process?key=P8GKPTPPY

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c= 65979&eventID=1868268 (Due to the length of this URL, it may be necessary to copy and paste it into your Internet browser's URL address field. You may also need to remove an extra space in the URL if one exists.)

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from August 7th at 7:00 p.m. (EDT) through August 21st at 11:59 p.m. (EDT). The replay information is as follows:

U.S.:	(888) 286-8010
International:	(617) 801-6888
Passcode:	17260020

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. The Company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets and expense relating to the stock-based compensation review and restatement. However, because the Company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for future periods and the expectation of future investments in the Company’s business – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the Company’s services; the Company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, continue to attract and retain high-quality employees and other risk factors set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient, a global services firm, operates two groups—Sapient Interactive and Sapient Consulting—that help clients compete, evolve and grow in an increasingly complex marketplace. Sapient Interactive provides brand and marketing strategy, award-winning creative work, web design and development and emerging media expertise. Sapient Consulting provides business and IT strategy, process and systems design, package implementation and custom development, as well as outsourcing services such as testing, maintenance and support.

Sapient’s passion for client success—evidenced by its ability to foster collaboration, drive innovation and solve challenging problems—is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Leading clients, including BP, Essent Energie, Hilton International, Janus, Sony Electronics and Verizon, rely on the company’s unique approach to drive growth and market momentum. Headquartered in Boston, Sapient operates across North America, Europe and India. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

	(in thousands, except per share amounts)
Revenues:
Service revenues	$165,826	$128,594	$320,057	$249,889
Reimbursable expenses	4,498	4,531	10,801	9,025
Total gross revenues	170,324	133,125	330,858	258,914
Operating expenses:
Project personnel expenses	110,674	87,157	217,581	170,987
Reimbursable expenses	4,498	4,531	10,801	9,025
Total project personnel expenses and reimbursable expenses	115,172	91,688	228,382	180,012
Selling and marketing expenses	10,498	8,141	21,351	15,749
General and administrative expenses	32,155	31,441	62,196	60,945
Restructuring and other related (benefits) charges	(136)	(57)	7	(169)
Amortization of purchased intangible assets	473	523	960	1,065
Total operating expenses	158,162	131,736	312,896	257,602

Income from operations	12,162	1,389	17,962	1,312

Interest and other income, net	1,584	1,216	4,354	2,519

Income before income taxes	13,746	2,605	22,316	3,831

Provision for income taxes	2,172	1,758	3,626	2,209

Net income	$11,574	$847	$18,690	$1,622

Basic net income per share	$0.09	$0.01	$0.15	$0.01
Diluted net income per share	$0.09	$0.01	$0.15	$0.01

Weighted average common shares	125,544	123,423	125,787	123,387
Weighted average dilutive common share equivalents	3,101	4,153	3,013	3,873
Weighted average common shares and dilutive common share equivalents	128,645	127,576	128,800	127,260

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	June 30, 2008	December 31, 2007
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$140,225	$118,697
Marketable securities, current portion	5,535	57,667
Restricted cash, current portion	236	458
Accounts receivable, less allowance for doubtful accounts	89,185	82,413
Unbilled revenues	43,978	33,403
Prepaid expenses and other current assets	22,223	22,720
Total current assets	301,382	315,358

Marketable securities, net of current portion	19,252	-
Restricted cash, net of current portion	2,288	1,294
Property and equipment, net	37,190	34,914
Purchased intangible assets, net	4,552	5,512
Goodwill	40,774	40,544
Other assets	10,950	9,982

Total assets	$416,388	$407,604

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,797	$7,264
Accrued compensation	46,136	54,203
Accrued restructuring costs, current portion	3,455	3,584
Deferred revenues, current portion	12,862	13,701
Other current liabilities	49,680	47,405
Total current liabilities	121,930	126,157
Accrued restructuring costs, net of current portion	6,074	7,689
Deferred revenues, net of current portion	434	577
Other long-term liabilities	15,163	12,332
Total liabilities	143,601	146,755

Redeemable common stock	-	290

Stockholders' equity	272,787	260,559

Total liabilities, redeemable common stock and stockholders’ equity	$416,388	$407,604

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$11,574	$847	$18,690	$1,622
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss recognized on disposition of fixed assets	60	26	90	34
Unrealized loss on financial instruments	3	-	62	-
Depreciation and amortization expense	4,626	4,246	9,624	7,695
Deferred income taxes	(71)	205	(535)	421
Recovery of allowance for doubtful accounts, net	(47)	(185)	(340)	(29)
Stock-based compensation expense (non-cash portion)	4,404	4,688	8,889	8,855
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	(3,240)	(12,345)	(6,025)	(26,511)
Unbilled revenues	(6,200)	(2,064)	(10,518)	(897)
Prepaid expenses and other current assets	(3,495)	(2,043)	(181)	(4,719)
Other assets	(134)	(329)	(187)	438
Accounts payable	(573)	556	2,509	(744)
Accrued compensation	6,382	6,062	(9,166)	623
Accrued restructuring costs	(1,044)	(1,206)	(1,746)	(2,378)
Deferred revenues	2,905	8,521	(968)	4,366
Other accrued liabilities	4,282	(1,619)	2,514	(4,171)
Other long-term liabilities	2,520	463	2,420	3,254

Net cash provided by (used in) operating activities	21,952	5,823	15,132	(12,141)
Cash flows from investing activities:
Cash paid for acquisition, including transaction costs, net of cash received	(883)	(883)	(1,108)	(883)
Cash received for sale of discontinued operations, net, and payment to minority stockholders	-	-	720	436
Purchases of property and equipment and cost of internally developed software	(7,420)	(8,477)	(11,491)	(10,202)
Sales and maturities of marketable securities	4,795	21,642	40,045	54,642
Purchases of marketable securities	9	(16,451)	(8,330)	(52,796)
Change in restricted cash	(704)	(173)	(708)	47

Net cash (used in) provided by investing activities	(4,203)	(4,342)	19,128	(8,756)
Cash flows from financing activities:
Principal payments under capital lease obligation	(21)	(30)	(40)	(67)
Proceeds from stock option and purchase plans	829	2,561	1,776	2,561
Repurchases of common stock	(7,905)	-	(9,902)	-

Net cash (used in) provided by financing activities	(7,097)	2,531	(8,166)	2,494
Effect of exchange rate changes on cash and cash equivalents	(3,745)	2,361	(4,566)	2,812

Increase (decrease) in cash and cash equivalents	6,907	6,373	21,528	(15,591)
Cash and cash equivalents, at beginning of period	133,318	53,058	118,697	75,022
Cash and cash equivalents, at end of period	$140,225	$59,431	$140,225	$59,431

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)

Service revenues	$165,826	$128,594	$320,057	$249,889

GAAP income from operations	$12,162	$1,389	$17,962	$1,312
Stock-based compensation review and restatement expenses	408	3,383	857	6,578
Stock-based compensation expense	4,408	4,688	8,931	8,855
Restructuring and other related (benefits) charges	(136)	(57)	7	(169)
Amortization of purchased intangible assets	473	523	960	1,065
Non-GAAP income from operations	$17,315	$9,926	$28,717	$17,641

GAAP operating margin	7.3%	1.1%	5.6%	0.5%
Effect of adjustments detailed above	3.1%	6.6%	3.4%	6.6%
Non-GAAP operating margin	10.4%	7.7%	9.0%	7.1%

GAAP net income	$11,574	$847	$18,690	$1,622
Stock-based compensation review and restatement expenses	408	3,383	857	6,624
Stock-based compensation expense	4,408	4,688	8,931	8,855
Restructuring and other related charges	(136)	(57)	7	(169)
Amortization of purchased intangible assets	473	523	960	1,065
Non-GAAP net income	$16,727	$9,384	$29,445	$17,997

GAAP basic income per share	$0.09	$0.01	$0.15	$0.01
Effect of adjustments detailed above	0.04	0.07	0.08	0.14
Non-GAAP basic income per share	$0.13	$0.08	$0.23	$0.15

GAAP weighted average common shares	125,544	123,423	125,787	123,387
Non-GAAP weighted average common shares	125,544	123,423	125,787	123,387

GAAP diluted income per share	$0.09	$0.01	$0.15	$0.01
Effect of adjustments noted above and change in dilution noted below	0.04	0.06	0.08	0.13
Non-GAAP diluted income per share	$0.13	$0.07	$0.23	$0.14
GAAP weighted average common shares and dilutive common share equivalents	128,645	127,576	128,800	127,260
Non-GAAP weighted average common shares and dilutive common share equivalents	128,645	127,576	128,800	127,260

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
Gail Scibelli, +1-305-581-0095
gscibelli@sapient.com
or
fama PR
Jeff Drew, +1-617-758-4145
sapient@famapr.com